UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EDGAR EXPRESS, INC. (Exact name of registrant as specified in its charter)

Utah	26-0510649
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11650 South State Street, Suite 240

Draper, UT 84020

Telephone (801) 816-2522

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

All Communications to:

John D. Thomas, Attorney

John D. Thomas, P.C.

11650 South State Street, Suite 240

Draper, Utah 84020

Telephone No. (801) 816-2536

Facsimile No: (801) 816-2537

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-220851

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1. Description of Registrant’s Securities to be Registered

The description of securities contained in Amendment 2 to Edgar Express, Inc.'s  Registration Statement on Form S-1 filed with the  Securities and Exchange Commission on January 2, 2018 (File No. 333-220851), declared effective on January 11, 2018, is incorporated by reference into this registration statement on Form 8A.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation of Edgar Express, Inc. (incorporated by reference from our report on form S-1 filed on October 5, 2017)
3.2	Bylaws of Edgar Express, Inc. (incorporated by reference from our report on form S-1 filed on October 5, 2017)
4.1	Promissory Note between Edgar Express, Inc. and Kenneth I. Denos (incorporated by reference from our report on form S-1 filed on December 15, 2017)
4.2	Promissory Note between Edgar Express, Inc. and Acadia Group, Inc. (incorporated by reference from our report on form S-1 filed on December 15, 2017)
4.3	Promissory Note between Edgar Express, Inc. and Acadia Properties, LLC (incorporated by reference from our report on form S-1 filed on December 15, 2017)
5.1	Opinion of John D. Thomas P.C. (incorporated by reference from our report on form S-1 filed on January 2, 2018)
14.1	Code of Ethics for Registrant (incorporated by reference from our report on form S-1 filed on December 15, 2017)
23.1	Consent of Michael T. Studer CPA (incorporated by reference from our report on form S-1 filed on December 15, 2017)

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Edgar Express, Inc.

January 16, 2018

/s/ Mary Foster

Mary Foster

Chief Executive Officer, Principal Executive Officer